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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 14, 2003, which appears on page F-2 of the 2002 Annual Report on Form 10-KSB of U.S. West Homes Inc. formerly known as Senior Care Industries, Inc., which includes the consolidated financial statements for the years ended December 31, 2001 and 2002.

/S/ MCKENNON WILSON & MORGAN LLP

Irvine, California
May 15, 2003